Exhibit 99.2

Raytheon Technologies Announces Pricing for Cash Tender Offers

WALTHAM, Mass., Nov. 16, 2021 – Raytheon Technologies Corporation (NYSE:  RTX) (“Raytheon Technologies”) announced today the pricing terms for its previously announced cash tender offers (the “Offers”) to purchase up to $2.1 billion aggregate purchase price, not including accrued and unpaid interest (the “Offer Cap”) of Raytheon Technologies’ validly tendered (and not validly withdrawn) notes set forth below (the “Notes”).  The Offers are made pursuant to an Offer to Purchase for Cash, dated November 1, 2021 (the “Offer to Purchase”), previously forwarded to holders, which sets forth a description of the terms of the Offers.

As of 11:00 a.m. New York City time, on November 16, 2021 (the “Price Determination Time”), Raytheon Technologies expects to accept for purchase pursuant to the Offers the 6.125% Notes due 2038, 5.700% Notes due 2040, 7.500% Notes due 2029, 6.700% Notes due 2028, 6.050% Notes due 2036, 5.400% Notes due 2035, 7.000% Notes due 2038, 6.800% Notes due 2036, and 7.100% Notes due 2027. Raytheon Technologies expects to accept for purchase the full amount of 7.100% Notes due 2027 validly tendered and not validly withdrawn and does not expect that the 7.100% Notes due 2027 will be subject to proration. The 4.800% Notes due 2043, 4.500% Notes due 2042, 4.200% Notes due 2044, 4.450% Notes due 2038 and 4.625% Notes due 2048 will not be accepted for purchase.

The “Total Consideration” to be paid for the Notes validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on November 15, 2021 (the “Early Tender Time”) and accepted for purchase pursuant to the Offers, includes an early tender premium of $50 per $1,000 principal amount of Notes so tendered and accepted for purchase (the “Early Tender Premium”), which will not constitute an additional or increased payment. In addition to the applicable Total Consideration, holders who validly tender and do not validly withdraw their Notes, and whose Notes are accepted for purchase in the Offers will also be paid any applicable accrued and unpaid interest up to, but excluding, November 17, 2021 (the “Early Settlement Date”). The Total Consideration has been determined in the manner described in the Offer to Purchase by reference to a fixed spread for each of the Notes over the applicable yield to maturity of the applicable U.S. Treasury Security (the “Reference Treasury Security”), determined at the Price Determination Time as specified in the table below and on the cover page of the Offer to Purchase in the column entitled “Reference U.S. Treasury Security.”

The table below includes only the Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Time that Raytheon Technologies expects to accept for purchase pursuant to the Offers.

Acceptance Priority Level(1)	Title of Security	CUSIP Number	Outstanding Principal Amount	Reference U.S. Treasury Security	Reference Yield of Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (Basis Points)	Tender Offer Yield	Total Consideration(4)
1	6.125% Notes due 2038	913017BP3	$1,000,000,000	1.750% UST due 8/15/2041	2.044%	PX1	+75	2.794%	$1,441.26
2	5.700% Notes due 2040	913017BS7	$1,000,000,000	1.750% UST due 8/15/2041	2.044%	PX1	+80	2.844%	$1,407.12
3	7.500% Notes due 2029(3)	913017BA6	$550,000,000	1.250% UST due 8/15/2031	1.598%	PX1	+45	2.048%	$1,392.43
4	6.700% Notes due 2028(3)	913017AT6	$400,000,000	1.250% UST due 8/15/2031	1.598%	PX1	+25	1.848%	$1,304.64
5	6.050% Notes due 2036(3)	913017BK4	$600,000,000	1.250% UST due 8/15/2031	1.598%	PX1	+110	2.698%	$1,400.91
6	5.400% Notes due 2035	913017BJ7	$600,000,000	1.250% UST due 8/15/2031	1.598%	PX1	+95	2.548%	$1,323.15
7	7.000% Notes due 2038	75513EBU4	$134,016,000	1.750% UST due 8/15/2041	2.044%	PX1	+85	2.894%	$1,533.37
8	6.800% Notes due 2036	75513EBT7	$128,716,000	1.250% UST due 8/15/2031	1.598%	PX1	+115	2.748%	$1,485.17
9	7.100% Notes due 2027	75513EBS9	$128,850,000	1.125% UST due 10/31/2026	1.251%	PX1	+65	1.901%	$1,293.23

(1)          Raytheon Technologies is offering to accept the maximum principal amount of validly tendered (and not validly withdrawn) Notes in the Offers for which the aggregate purchase price, not including accrued and unpaid interest, does not exceed $2.1 billion using a “waterfall” methodology under which Raytheon Technologies will accept the Notes in order of their respective acceptance priority levels noted in the table above (the “Acceptance Priority Levels”).

(2)          The applicable page on Bloomberg from which the Lead Dealer Managers (as defined below) for the Offers will quote the bid side prices of the applicable Reference Treasury Security.  The Total Consideration for Notes validly tendered (and not validly withdrawn) prior to or at the Early Tender Time and accepted for purchase is calculated using the applicable fixed spread as described in the Offer to Purchase.  The Early Tender Premium of $50 per $1,000 principal amount is included in the Total Consideration for each series of Notes set out above and does not constitute an additional or increased payment.  Holders of Notes will also receive accrued and unpaid interest on Notes accepted for purchase up to, but excluding, the Early Settlement Date or the Final Settlement Date ( as defined below), as applicable.

(3)          Denotes a series of Notes for which the Notes were issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The remaining series of Notes were issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(4)          Per $1,000 principal amount of Notes.  Includes the Early Tender Premium of $50 per $1,000 principal amount of Notes.

Raytheon Technologies has determined that the completion of its offering of its 2.375% Notes due 2032 and its 3.030% Notes due 2052, which also occurred on November 16, 2021, satisfies the funding condition of the Offers.  All conditions of the Offers were deemed satisfied by Raytheon Technologies, or timely waived by Raytheon Technologies.  Accordingly, Raytheon Technologies expects to accept for purchase, and pay for, $2.1 billion aggregate purchase price of Notes validly tendered (and not validly withdrawn) on the Early Settlement Date.

Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on November 30, 2021, unless extended or terminated, because the aggregate purchase price of Notes validly tendered (and not validly withdrawn) prior to the Early Tender Time exceeded the Offer Cap, there will be no Final Settlement Date (as defined in the Offer to Purchase), and no Notes tendered after the Early Tender Time will be accepted for purchase.  Notes tendered and not purchased at the Early Settlement Date will be returned to holders promptly after the Early Settlement Date.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities.  No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful.  The Offers are being made solely pursuant to the terms and conditions set forth in the Offer to Purchase.  BofA Securities, Inc. and Morgan Stanley & Co. LLC are serving as Lead Dealer Managers for the Offers, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are serving as Dealer Managers for the Offers and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are serving as Co-Dealer Managers for the Offers.  Questions regarding the Offers may be directed to BofA Securities at (888) 292-0070 (toll free) or (980) 683-3215 (collect) or to Morgan Stanley at (800) 624-1808 (toll free) or (212) 761-1057 (collect).  Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as the Tender Agent and Information Agent for the Offers, at rtx@dfking.com or the following telephone numbers:  banks and brokers at (212) 269-5550; all others toll free at (888) 280-6942.

About Raytheon Technologies Corporation

Raytheon Technologies is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide.  With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics.  The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws.  From time to time, oral or written forward-looking statements may also be included in other information released to the public.  These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid.  Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning.  Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the merger between United Technologies Corporation (“UTC”) and Raytheon Company (the “Raytheon Merger”) or the separation of UTC into three independent, publicly traded companies (United Technologies Corporation, Carrier Global Corporation and Otis Worldwide Corporation) (the “Separation Transactions”), including estimated synergies and customer cost savings resulting from the Raytheon Merger and the anticipated benefits and costs of the Separation Transactions and other statements that are not solely historical facts, including the settlement of the Offers.  All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995.  Important factors that could cause actual results to differ materially from those anticipated or implied in forward-looking statements include the risks identified under the heading “Terms of the Offers — Certain Significant Considerations” contained in the Offer to Purchase.  In addition, RTC’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and RTC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Q3 2021 10-Q”) include important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.  See “Note 17: Commitments and Contingencies” within Item 1 of the Q3 2021 10-Q and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Results of Operations,” “Restructuring Costs” and “Liquidity and Financial Condition,” within Item 2 of the Q3 2021 10-Q.  Additional important information as to these factors is included in the 2020 Annual Report in the sections titled Item 1, “Business” under the headings “General,” “Business Segments” and “Other Matters Relating to Our Business,” Item 1A, “Risk Factors,” Item 3, “Legal Proceedings,” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Critical Accounting Estimates,” “Environmental Matters” and “Government Matters.”  The forward-looking statements speak only as of the date of this press release.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.  Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the U.S. Securities and Exchange Commission.
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